UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Reference is made to the Current Report on Form 8-K filed by American Media Operations, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on February 2, 2006 for a description of the below referenced Credit Agreement and Guarantee and Collateral Agreement.

Reference is made to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2006 for a description of the below referenced Amendment and Waiver.

Exhibit Number	Description
10.1	Credit Agreement, dated as of January 30, 2006, by and among American Media Operations, Inc., American Media, Inc., Deutsche Bank Securities Inc., as Syndication Agent, the Lenders party thereto, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents, and JP Morgan Chase Bank, N.A., as Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of January 30, 2006, among American Media, Inc., American Media Operations, Inc., the Subsidiaries of American Media Operations, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent

10.3	Amendment and Waiver, dated as of February 13, 2006, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: February 15, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of January 30, 2006, by and among American Media Operations, Inc., American Media, Inc., Deutsche Bank Securities Inc., as Syndication Agent, the Lenders party thereto, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents, and JP Morgan Chase Bank, N.A., as Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of January 30, 2006, among American Media, Inc., American Media Operations, Inc., the Subsidiaries of American Media Operations, Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent

10.3	Amendment and Waiver, dated as of February 13, 2006, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent